Exhibit 4.2.7

SIXTH SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 11, 2016

To

INDENTURE

dated as of May 3, 2012

among

MOLSON COORS BREWING COMPANY, as Issuer

THE GUARANTORS NAMED THEREIN, as Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of October 11, 2016 (this “Sixth Supplemental Indenture”), to the Indenture dated as of May 3, 2012 (the “Original Indenture”), as supplemented by the First Supplemental Indenture thereto dated as of May 3, 2012, the Second Supplemental Indenture thereto dated as of June 15, 2012, the Third Supplemental Indenture thereto dated as of May 13, 2016, the Fourth Supplemental Indenture thereto dated as of August 19, 2016 and the Fifth Supplemental Indenture, dated as of September 30, 2016 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Sixth Supplemental Indenture, the “Indenture”), is among Molson Coors Brewing Company, a Delaware corporation (the “Company”), Coors Brewing Company, a Colorado corporation, Molson Coors International LP, a Delaware limited partnership, CBC Holdco LLC, a Colorado limited liability company, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company, Molson Canada 2005, an Ontario partnership, MC Holding Company LLC, a Colorado limited liability company, CBC Holdco 2 LLC, a Colorado limited liability company, Newco3, Inc., a Colorado corporation, Molson Coors Holdco Inc., a Delaware corporation, and Coors International Holdco 2, ULC, a Nova Scotia unlimited liability company, MillerCoors Holdings LLC, a Colorado limited liability company, CBC Holdco 3, Inc., a Colorado corporation, MillerCoors LLC, a Delaware limited liability company, and Jacob Leinenkugel Brewing Co., LLC, a Wisconsin limited liability company (collectively, the

“Guarantors”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”).
WHEREAS, Section 14.1(k) of the Original Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to add Guarantors or co-obligors with respect to any series of Securities;
WHEREAS, the Company desires to add MillerCoors LLC and Jacob Leinenkugel Brewing Co., LLC (collectively, the “New Guarantors”), as Guarantors under the Indenture;
NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:
That the parties hereto hereby agree as follows:
Section 1.     Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Section 2.    Addition of Guarantors. Each of the New Guarantors hereby agrees to guarantee payment of the Securities as a Guarantor, on the same terms and conditions as those set forth in Article XVI of the Original Indenture.
Section 3.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Sixth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Sixth Supplemental Indenture, in which case the terms of this Sixth Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Sixth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.
Section 4.    Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 5.    Governing Law. This Sixth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 6.    Concerning the Trustee. In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Sixth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS BREWING COMPANY By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President Treasurer
GUARANTORS:	COORS BREWING COMPANY By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
CBC HOLDCO LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
MOLSON COORS INTERNATIONAL LP By: MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer

[Signature Page to Sixth Supplemental Indenture]

MOLSON COORS INTERNATIONAL GENERAL, ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MOLSON COORS CALLCO ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MOLSON CANADA 2005 By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer
MC HOLDING COMPANY LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer

[Signature Page to Sixth Supplemental Indenture]

CBC HOLDCO 2 LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
NEWCO3, INC. By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
MOLSON COORS HOLDCO INC. By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
COORS INTERNATIONAL HOLDCO 2, ULC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Treasurer

[Signature Page to Sixth Supplemental Indenture]

MILLERCOORS HOLDINGS LLC By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer
CBC HOLDCO 3, INC. By: /s/ Michael J. Rumley Name: Michael J. Rumley Title: Vice President, Treasurer

[Signature Page to Sixth Supplemental Indenture]

MILLERCOORS LLC By: /s/ Tracey I. Joubert Name: Tracey I. Joubert Title: Chief Financial Officer
JACOB LEINENKUGEL BREWING CO., LLC By: /s/ Tracey I. Joubert Name: Tracey I. Joubert Title: Treasurer

[Signature Page to Sixth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
by DEUTSCHE BANK NATIONAL TRUST COMPANY
By: /s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President
By: /s/ Debra A. Schwalb
Name: Debra A. Schwalb
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]